SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  [x]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[x]    Preliminary proxy statement                [ ] Confidential, for Use of
                                                      the Commission Only
[ ]    Definitive proxy statement

[ ]    Definitive additional materials                (as permitted by Rule
                                                       14a-6(e)(2))

[ ]    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 ERD WASTE CORP.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [x]  No fee required.

     [ ]  Fee  computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, schedule or registration statement no.:

     (3)  Filing party:

     (4)  Date filed:

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

         The affirmative vote of a majority of the votes of common stock outstanding is required to approve the proposed amendment to the Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.


SOLICITATION EXPENSES

         The Company will bear the cost of soliciting consents. Consents are being solicited by mail and, in addition, directors, officers, and employees of the Company may solicit consents personally or by telephone or facsimile transmission. No additional compensation will be paid on account of any such solicitations. Although there is no formal agreement to do so, the Company will reimburse custodians, brokerage houses, nominees, and other fiduciaries for the cost of sending Consent Solicitation material to their principals.


AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended, and in accordance therewith files periodic reports, proxy and information statements and other information with the Securities and Exchange Commission. Such reports, proxy and information statements and other information can be inspected and copied at the Securities and Exchange Commission's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities in the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Branch, 450 Fifth Street, N.W., Washington, D.C. 20549. Such materials may also be accessed electronically by means of the Commission's site on the World Wide Web at http://www.sec.gov.



                                         By order of the Board of Directors

                                         /s/ James Triaca
                                         -----------------------------
                                         James Triaca, Secretary
September 9, 1997
Rahway, New Jersey


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